 EXHIBIT 3.46 AMENDMENT NO. 41 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. This AMENDMENT NO. 41 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this "Amendment") is made as of March 7, 2002, by Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and on behalf of the other Partners (as hereinafter defined). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto, as amended thereafter (as so amended, the "Limited Partnership Agreement"). W I T N E S S E T H: WHEREAS, pursuant to Section 4.3.C. of the Limited Partnership Agreement, the Managing General Partner may raise all or any portion of Additional Funds required by the Partnership for the acquisition of additional properties by accepting additional Capital Contributions, including the issuance of Common Units for Capital Contributions that consist of property or interests in property; WHEREAS, pursuant to that Real Estate Sales Contract, dated as of October 20, 1997, by and among The Prime Group, Inc., an Illinois corporation, PGRT, the Partnership and the Contributors named therein (the "Agreement"), the Partnership agreed to purchase certain vacant land from the Contributors located in Carol Stream and Batavia, Illinois (the "Property") upon the fulfillment of certain conditions; WHEREAS, the conditions of the Agreement having been fulfilled, the Partnership is acquiring the Property in return for issuing Common Units of Limited Partner Interest to The Nardi Group, L.L.C., James M. Kane and Gloria I. Kane; and WHEREAS, Sections 2.4 and 12.3 of the Limited Partnership Agreement authorize, among other things, the Managing General Partner, as true and lawful agent and attorney-in fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership. NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: Section 1. Acceptance of Capital Contribution in Exchange for Common Units. (a) PGRT, as Managing General Partner and on behalf of the Partnership, hereby accepts from Carol Stream Industrial Park Joint Venture and Narco Enterprises, Inc. the grant of all of their right, title and interest in the Property, legal descriptions of which are attached hereto as Exhibit 1, as a Capital Contribution in exchange for an aggregate of 344,331 Common Units of Limited Partner Interest which are hereby issued by the Partnership as follows: 335,753 Common Units of Limited Partner Interest to The Nardi Group, L.L.C., 4,289 Common Units of Limited Partner Interest to James M. Kane and 4,289 Common Units of Limited Partner Interest to Gloria I. Kane pursuant to Section 4.3.C of the Limited Partnership Agreement, and which are evidenced by Common Unit Certificate Nos. 77, 78 and 79 of the Partnership. (b) Each of the Common Units of Limited Partner Interest issued to The Nardi Group, L.L.C., James M. Kane and Gloria I. Kane pursuant to this Section 2 shall have the same terms and provisions as the Common Units of Limited Partner Interest issued by the Partnership on November 17, 1997 except that the Exchange Rights relating thereto may be exercised only after the first (1st) anniversary of their issuance (as opposed to November 17, 1998). Section 2. Amendment of Exhibit A to the Limited Partnership Agreement. Exhibit A to the Limited Partnership Agreement is hereby amended and restated to reflect the aforementioned change(s) by deleting Exhibit A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of Exhibit A attached hereto. From and after the effectiveness of this Amendment, the amended and restated Exhibit A attached hereto shall be the only Exhibit A to the Limited Partnership Agreement, unless and until it is hereafter further amended. Section 3. Reference to and Effect on the Limited Partnership Agreement. A. The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for hereinabove, the provisions of the Limited Partnership Agreement shall remain in full force and effect. B. The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner, the other General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or (ii) as a waiver or consent to any subsequent action or transaction. Section 4. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. [signature page follows] AMENDMENT NO. 41 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above. MANAGING GENERAL PARTNER: ------------------------ PRIME GROUP REALTY TRUST, a Maryland real estate investment trust By: /s/Jeffrey A. Patterson ----------------------------- Name: Jeffrey A. Patterson Title: Co-President LIMITED PARTNERS: ---------------- Each Limited Partner hereby executes this Amendment to the Limited Partnership Agreement. By: PRIME GROUP REALTY TRUST, a Maryland real estate investment trust, as attorney-in fact By: /s/ Jeffrey A. Patterson ------------------------ Name: Jeffrey A. Patterson Title:Co-President As to Section 1 hereof, ACKNOWLEDGED AND AGREED THE NARDI GROUP, L.L.C. By: /s/ Stephen J. Nardi ------------------------- Name: Stephen J. Nardi ----------------------- Title: President ---------------- /s/ James M. Kane ----------------- James M. Kane /s/ Gloria I. Kane ------------------ Gloria I. Kane AMENDMENT 41a EXHIBIT A* Partners, Number of Units and Capital Contributions Number of Capital Managing General Partner Common Units Contribution Prime Group Realty Trust 15,703,158 ** 77 West Wacker Drive Suite 3900 Chicago, IL 60601 Attn: Richard S. Curto James F. Hoffman Limited Partners The Nardi Group, L.L.C. 1,815,187 $29,747,057 c/o Stephen J. Nardi 77 W. Wacker Drive Suite 3900 Chicago, IL 60601 Narco Enterprises, LLC c/o Stephen J. Nardi 136,459 $1,798,607 77 W. Wacker Drive Suite 3900 Chicago, IL 60601 Edward S. Hadesman Trust Dated May 22, 1992 398,427 $7,968,540 c/o Edward S. Hadesman 2500 North Lakeview Unit 1401 Chicago, IL 60614 Number of Capital Limited Partners Common Units Contribution Carolyn B. Hadesman 54,544 $1,090,880 Trust Dated May 21, 1992 c/o Edward S. Hadesman 2500 North Lakeview Unit 1401 Chicago, IL 60614 Lisa Hadesman 1991 Trust 169,053 $3,381,060 c/o Edward S. Hadesman 2500 North Lakeview Unit 1401 Chicago, IL 60614 Cynthia Hadesman 1991 Trust 169,053 $3,381,060 c/o Edward S. Hadesman 2500 North Lakeview Unit 1401 Chicago, IL 60614 Frances S. Shubert 36,006 $720,120 2549 Greenville Way Henderson, NE 89052 Sky Harbor Associates 62,149 $1,242,980 c/o Howard I. Bernstein 6541 North Kilbourn Lincolnwood, IL 60646 Jeffrey A. Patterson 110,000 $2,200,000 c/o Prime Group Realty Trust 77 West Wacker Drive Suite 3900 Chicago, IL 60601 Number of Capital Limited Partners Common Units Contribution Primestone Investment Partners, L.P. 7,944,893 ** c/o The Prime Group, Inc. 77 West Wacker Drive Suite 4200 Chicago, IL 60601 Attn: Paul A. Roehri Prime Group VI, L.P. 47,525 $950,500 c/o The Prime Group, Inc. 77 West Wacker Drive Suite 4200 Chicago, IL 60601 Attn: Michael W. Reshcke Robert J. Rudnik Ray R. Grinvalds 2,608 $52,160 714 Blaine Court Apt. 1606 Schaumburg, IL 60173 Sandra F. Grinvalds 2,608 $52,160 217 Deer Valley Dr. Barrington, IL 60010 Warren H. John, as Trustee of the 37,259 $745,180 Warren H. John Trust dated December 18, 1998 1030 N. State Street #50E Chicago, IL 60610 James M. Kane 31,568 $428,343 Connemara Farm 61 E. Palatine Road South Barrington, IL 60010 Gloria I. Kane 13,568 $428,343 Connemara Farm 61 E. Palatine Road South Barrington, IL 60010 Number of Capital Managing General Partner Preferred Units Contribution Prime Group Realty Trust 2,000,000 **/ -- 77 West Wacker Drive Convertible Preferred Suite 3900 Units Chicago, IL 60601 Attn: Richard S. Curto James F. Hoffman Prime Group Realty Trust 4,000,000 **/ -- 77 West Wacker Drive Series B Preferred Suite 3900 Units Chicago, IL 60601 Attn: Richard S. Curto James F. Hoffman -------- * As amended by Amendment No. 41 to the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P. ** This amount shall be inserted by the Managing General Partner.